Exhibit 4.2
SUPPLEMENTAL INDENTURE

THIS SUPPLEMENTAL INDENTURE (the “Supplemental Indenture”) is executed as of this 19th day of April, 2004, by Matria Healthcare, Inc. (“Matria”) and Wells Fargo Bank, N.A., as Trustee under the indenture referenced below (the “Trustee”).

WHEREAS, Matria, as issuer, and certain of its wholly-owned subsidiaries (the “Guarantors”) have heretofore entered into an Indenture, dated as of July 9, 2001 (the “Indenture”), with the Trustee pursuant to which the Trustee acts as trustee for the Holders of Matria’s 11% Senior Notes due 2008 (including Matria’s 11% Series B Senior Notes due 2008, the “Notes”);

WHEREAS, Section 8.02 of the Indenture provides that Matria and the Trustee may amend or supplement the Indenture or the Notes with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, subject to certain conditions contained therein;

WHEREAS, pursuant to the Offer to Purchase and Consent and Waiver Solicitation Statement dated March 29, 2004 (the “Statement”), Matria has commenced an offer to purchase any and all of the outstanding Notes (the “Tender Offer”) and a solicitation to obtain the consent of not less than a majority in aggregate principal amount of the Notes (the “Consent Solicitation”) to certain proposed amendments (the “Proposed Amendments”) to the Indenture;

WHEREAS, the Holders of at least a majority in aggregate principal amount of the Notes outstanding as of April 14, 2004 have tendered their Notes for purchase by Matria in connection with the Tender Offer and consented to the Proposed Amendments as described in this Supplemental Indenture; and

WHEREAS, pursuant to Section 8.02 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows.

1.   Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.   Amendments to the Indenture.

a.   The Indenture is hereby amended by deleting Sections 4.02, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.21, 4.22, 5.01(3), 6.01(5), and 6.01(6) of the Indenture and replacing them with the words “Intentionally Omitted” and by deleting all references to such sections in their entirety, including without limitation, all references direct or indirect thereto in Section 6.01 “Events of Default.”

b.   Exhibit A, Form of Reverse of Notes, of the Indenture is hereby amended by deleting Section 13 in its entirety and replacing it with the following:

   “Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, merge or consolidate with any other Person or transfer all or substantially all of the Company’s or any Guarantor’s assets. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.04 of the Indenture, the Company must annually report to the Trustee on compliance with such limitations.”
3.   Related Definitions and References. Pursuant to the Proposed Amendments, all definitions used exclusively in, and all references to, the deleted sections of the Indenture set forth in Section 2 above are also deleted in their entirety, unless otherwise specified.

4.   Notification to Holders. Matria shall notify the Holders in accordance with Section 8.02 of the Indenture of the effectiveness of this Supplemental Indenture. Any failure of Matria to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of this Supplemental Indenture.

5.   Receipt by Trustee. In accordance with Section 8.02 of the Indenture, the Trustee acknowledges that it has received a copy of the resolutions of Matria’s Board of Directors authorizing the execution of this Supplemental Indenture and satisfactory evidence of the consent of the Holders of the Notes to the execution of this Supplemental Indenture. In addition, in accordance with Section 11.04 and Section 11.05 of the Indenture, the Trustee acknowledges that its has received an Officers’ Certificate and Opinion of Counsel stating that the execution of this Supplemental Indenture is permitted by the Indenture and all conditions precedent and covenants relating to the execution of this Supplemental Indenture have been satisfied.
6.   Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.
7.   Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed in the state of New York.
8.   Separability. Each provision of this Supplemental Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
9.   Condition to Operative Effect. For purposes of Section 8.02 of the Indenture only, this Supplemental Indenture shall become effective upon execution hereof by the Trustee, Matria and the Guarantors. For all other purposes, including Section 2 hereof, this Supplemental Indenture shall not become operative until the opening of business on the day on which Matria gives oral notice (confirmed in writing) or written notice to the Trustee, as depositary, that all conditions to the Tender Offer have either been satisfied or, other than the Financing Condition (as defined in the Statement), waived and the Notes tendered by the Holders pursuant to the Tender Offer have been accepted for payment and the Tender Offer and Consent Solicitation is closed. Notwithstanding the foregoing, and irrespective of whether the Tender Offer is completed, the Supplemental Indenture will not become operative if the Financing Condition is not satisfied.
10.   Multiple Counterparts. The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.
11.   Effect of Headings. The headings of the sections in this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
12.   The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity, legality or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by Matria.
13.   Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

[Signatures follow on next page]

MATRIA HEALTHCARE, INC.

By: /s/

Parker H. Petit
Chairman and Chief Executive Officer

By: /s/

Roberta L. McCaw
Title:

CLINICAL-MANAGEMENT SYSTEMS, INC.

By: /s/

Name: Parker H. Petit
Title: President

By: /s/

Name: Roberta L. McCaw
Title: Secretary

DIABETES ACQUISITION, INC.

By: /s/

Name: Yvonne V. Scoggins
Title: Treasurer

By: /s/

Name: Roberta L. McCaw
Title: Secretary

DIABETES MANAGEMENT SOLUTIONS, INC.

By: /s/

Name: Yvonne V. Scoggins
Title: Treasurer

By: /s/

Name: Roberta L. McCaw
Title: Secretary

DIABETES SELF CARE, INC.

By: /s/

Name: Yvonne V. Scoggins
Title: Treasurer

By: /s/

Name: Roberta L. McCaw
Title: Secretary

FACET TECHNOLOGIES, L.L.C

By: /s/

Name: Yvonne V. Scoggins
Title: Treasurer

By: /s/

Name: Roberta L. McCaw
Title: Secretary

GAINOR MEDICAL ACQUISITION COMPANY

By: /s/

Name: Yvonne V. Scoggins
Title: Treasurer

By: /s/

Name: Roberta L. McCaw
Title: Secretary

GAINOR MEDICAL INTERNATIONAL, L.L.C.

By: /s/

Name: Yvonne V. Scoggins
Title: Treasurer

By: /s/

Name: Roberta L. McCaw
Title: Secretary

GAINOR MEDICAL DIRECT, L.L.C.

By: /s/

Name: Yvonne V. Scoggins
Title: Treasurer

By: /s/

Name: Roberta L. McCaw
Title: Secretary

INFERTILITY MANAGEMENT SERVICES, INC.

By: /s/

Name: Yvonne V. Scoggins
Title: Treasurer

By: /s/

Name: Roberta L. McCaw
Title: Secretary

MARKETRING.COM, INC.

By: /s/

Name: Parker H. Petit
Title: Vice President

By: /s/

Name: Yvonne V. Scoggins
Title: Treasurer

MATRIA LABORATORIES, INC.

By: /s/

Name: Yvonne V. Scoggins
Title: Vice President and Treasurer

By: /s/

Name: Roberta L. McCaw
Title: Secretary

MATRIA OF NEW YORK, INC.

By: /s/

Name: Yvonne V. Scoggins
Title: Treasurer

By: /s/

Name: Roberta L. McCaw
Title: Secretary

PFCC LIQUIDATION CORP.

By: /s/

Name: Parker H. Petit
Title: President

By: /s/

Name: Roberta L. McCaw
Title: Secretary

PFPC LIQUIDATION CORP.

By: /s/

Name: Parker H. Petit
Title: President

By: /s/

Name: Roberta L. McCaw
Title: Secretary

PFMG LIQUIDATION CORP.

By: /s/

Name: Parker H. Petit
Title: President

By: /s/

Name: Roberta L. McCaw
Title: Secretary

NATIONAL REPRODUCTIVE MEDICAL CENTERS, INC.

By: /s/

Parker H. Petit
President

By: /s/

Roberta L. McCaw
Secretary

Q LIQUIDATION CORP.

By: /s/

Parker H. Petit
President

By: /s/

Roberta L. McCaw
Secretary

QUALITY ONCOLOGY, INC.

By: /s/

Parker H. Petit
Chairman

By: /s/

Roberta L. McCaw
Vice President and Secretary

SHARED CARE, INC.

By: /s/

Parker H. Petit
President

By: /s/

Roberta L. McCaw
Secretary

WELLS FARGO BANK, N.A., as Trustee

By: /s/

Name:
Title: